UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 10, 2014, Cott Corporation issued press releases announcing: (1) the commencement of a cash tender offer and consent solicitation by its wholly owned subsidiary, Cott Beverages Inc. (“Cott Beverages”), for any and all of its outstanding 8.125% Senior Notes due 2018; and (2) Cott Beverages’ intention to offer $525 million of senior notes due 2022, subject to market conditions (the “Private Placement”). The securities to be issued in the Private Placement have not been registered under the Securities Act of 1933, as amended, and will not be offered or sold absent registration or an applicable exemption from registration requirements. Copies of the press releases announcing the tender offer and the intention to offer notes are filed and attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 10, 2014 Announcing Tender Offer and Consent Solicitation.

99.2	Press Release dated June 10, 2014 Announcing Intention to Offer Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

June 10, 2014

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 10, 2014 Announcing Tender Offer and Consent Solicitation.

99.2	Press Release dated June 10, 2014 Announcing Intention to Offer Notes.